Exhibit 99.1

Fortress Reports Second Quarter 2012 Results and

Announces Dividend of $0.05 per Share

New York, NY. August 2, 2012 – Fortress Investment Group LLC (NYSE: FIG) today reported its second quarter 2012 financial results.

FINANCIAL SUMMARY

•	Fortress declares a distribution of $0.05 per dividend paying share for the second quarter of 2012

•

Assets under management increased to $47.8 billion as of June 30, 2012, not including uncalled capital, or “dry powder,” of $7.4 billion, which will become fee-paying assets under management when invested

•	GAAP net income of $14 million in the second quarter of 2012; GAAP book value per share of $2.17 as of June 30, 2012

•	Pre-tax distributable earnings of $50 million, or $0.09 per dividend paying share, in the second quarter of 2012

•	Net cash and investments of $2.12 per dividend paying share as of June 30, 2012

•	$507 million of embedded incentive income across the funds as of June 30, 2012

BUSINESS HIGHLIGHTS

•	Raised $1.1 billion of third-party capital across alternatives businesses in the quarter, bringing total third-party capital raised year-to-date through June 30, 2012 to $4.0 billion

•	Recorded $1.7 billion of net inflows for Logan Circle during the quarter, bringing total net inflows year-to-date through June 30, 2012 to $4.0 billion

•	Delivered strong investment performance across all businesses:

o	Net second quarter 2012 returns of 3.3% in the Drawbridge Special Opportunities Fund, 1.7% in the Fortress Macro Funds and 0.9% in the Fortress Asia Macro Funds; net first half 2012 returns of 7.6% in the Drawbridge Special Opportunities Fund, 8.0% in the Fortress Macro Funds and 6.8% in the Fortress Asia Macro Funds

o	Private Equity fund valuations increased 5.4% during the quarter, and 10.5% year-to-date through June 30, 2012

o	Net annualized inception-to-date IRRs through quarter end for the Credit Opportunities Fund and Credit Opportunities Fund II of 26.9% and 16.9%, respectively

o	12 of Logan Circle’s 15 strategies outperformed respective benchmarks in the first half of 2012; since inception, 14 out of 15 strategies have outperformed their respective benchmarks

•	Subsequent to quarter end:

o	Raised $167 million of permanent equity capital for Newcastle Investment Corp.

o	Entered into agreement to sell Private Equity portfolio company RailAmerica for an all cash purchase price of $27.50 per share, with expected close in the fourth quarter of 2012

“We delivered solid second quarter financial results, and broad-based momentum across our businesses points to meaningful earnings upside going forward,” said Randal Nardone, interim Chief Executive Officer. “Capital formation has been strong as assets under management grew to nearly $48 billion, and we have over $7 billion in dry powder that will be added to those assets when invested. Most important, we delivered strong investment performance for our investors, which will always be the basis for our long-term growth and success.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. The cornerstone of Fortress’s business model is its ability to generate stable and predictable management fees, which is a function of the majority of alternative assets under management residing in long-term investment structures. Fortress’s alternatives businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the company has built substantial value in these investments, which are made in Fortress funds alongside the company’s limited partners.

The table below summarizes Fortress’s operating results for the three and six months ended June 30, 2012. The consolidated GAAP statement of operations and balance sheet are presented at the end of this press release.

	2Q	1Q	2Q	% Change		1H	1H	% Change
	2012	2012	2011	QoQ	YoY	2012	2011	YoY
(in millions, except per share amount)
GAAP
Net income (loss)	$14	$(24)	$(246)	N/M	N/M	$(10)	$(501)	N/M
Net income (loss) attributable to Class A Shareholders	$5	$(30)	$(95)	N/M	N/M	$(25)	$(198)	N/M

Per diluted share	$(0.12)	$(0.16)	$(0.56)	N/M	N/M	$(0.13)	$(1.11)	N/M

Weighted average Class A shares outstanding, diluted	516	516	491			516	491

Distributable Earnings (non-GAAP)
Fund management DE	$53	$56	$54	-5%	-2%	$109	$149	-27%
Pre-tax DE	$50	$57	$46	-12%	9%	$107	$149	-28%

Per dividend paying share/unit	$0.09	$0.11	$0.09	-15%	7%	$0.20	$0.28	-28%

Weighted average dividend paying shares and units outstanding	533	533	526			533	526

Assets Under Management
Private Equity	$13,826	$13,239	$13,256	4%	4%	$13,826	$13,256	4%
Credit	11,452	12,269	11,315	-7%	1%	11,452	11,315	1%
Liquid Markets	4,398	4,840	6,321	-9%	-30%	4,398	6,321	-30%
Logan Circle	18,112	16,084	12,931	13%	40%	18,112	12,931	40%

Total Assets Under Management	$47,788	$46,432	$43,823	3%	9%	$47,788	$43,823	9%

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $14 million, or a $0.12 loss per diluted share in the second quarter of 2012, compared with a GAAP net loss of $246 million, or $0.56 per diluted share, in the second quarter of 2011. Our diluted loss per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A Shareholders from the assumed conversion of Fortress Operating Group Units and fully vested Restricted Partnership Units to Class A shares.

The primary driver of the year-over-year improvement in Fortress’s GAAP results was the expiration of the Principals Agreement and related compensation expense, a non-economic amortization expense that had accounted for approximately $4.8 billion in GAAP losses between the first quarter of 2007 and fourth quarter of 2011. No amounts were ever paid, or equity issued, in connection with this agreement. This agreement expired at the end of 2011 and will no longer impact Fortress’s financial results.

Also contributing to the quarter’s improved year-over-year GAAP results was a $10 million increase in total incentive income, primarily due to incentive distributions within the Credit Private Equity Funds for which related contingencies were resolved. These items more than offset a slight year-over-year decline in management fees, and a year-over-year increase in compensation and benefits.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Private Equity, (ii) Credit, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses “distributable earnings,” or DE, as a primary metric to manage its businesses and gauge the company’s performance, and it uses DE exclusively to report segment results. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of June 30, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management [1]	$47,788	$10,436	$3,390	$4,398	$5,859	$5,593	$18,112
Dry Powder	$7,380	$179	N/A	N/A	N/A	$7,201	N/A
Average Management Fee Rate [2]		1.2%	1.5%	1.7%	1.9%	1.4%	0.1%
Incentive Eligible NAV Above Threshold [3]	$12,384	$216	$—	$1,088	$4,627	$6,453	N/A
Undistributed Incentive Income [4]	$507	$17	$—	$14	$130	$346	N/A

	Three Months Ended June 30, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle Partners
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Third-Party Capital Raised	$1,103	$—	$267	$181	$49	$606	N/A

Segment Revenues
Management fees	$114	$29	$13	$19	$26	$21	$6
Incentive income	47	3	—	4	26	14	—

Total	161	32	13	23	52	35	6
Segment Expenses
Operating expenses	(81)	(10)	(7)	(17)	(16)	(23)	(8)
Profit sharing compensation expenses	(24)	(1)	—	(3)	(12)	(8)	—

Total	(105)	(11)	(7)	(20)	(28)	(31)	(8)

Principal Performance Payments	(3)	—	—	—	(3)	—	N/A

Fund Management DE	$53	$21	$6	$3	$21	$4	$(2)

Pre-tax Distributable Earnings	$50	$21	$6	$3	$21	$4	$(2)

Pre-tax DE was $50 million in the second quarter of 2012, up from $46 million in the second quarter of 2011. The year-over-year increase was primarily due to higher incentive income earned from our funds, partially offset by lower management fees.

[1]

The Assets Under Management presented for the Credit Hedge Funds includes $536 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.

[2]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (1) above.
[3]

The Incentive Eligible NAV Above Threshold presented for hedge funds excludes sidepocket investments. The Incentive Eligible NAV Above Threshold presented for Private Equity Funds and Credit Private Equity Funds represents total fund NAV.

[4]

The Undistributed Incentive Income presented includes the impact of sidepocket investments on hedge funds. Undistributed Incentive Income for Private Equity Funds, Credit Private Equity Funds and hedge fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other hedge fund investments was recognized in Distributable Earnings when earned.

Management fees were $114 million in the second quarter of 2012, down from $131 million for the second quarter of 2011, primarily due to lower management fees from the Private Equity Funds, Liquid Hedge Funds and Credit Hedge Funds, partially offset by higher management fees from the Credit Private Equity Funds and Logan Circle. Notably, 85% of the alternative assets under management at quarter end were in funds with long-term, locked-up structures, which provides for a stable, predictable base of management fees.

Incentive income recorded in the second quarter of 2012 totaled $47 million, compared to $20 million recorded in the second quarter of 2011. This year-over-year increase was primarily driven by higher incentive income generated by the Liquid Hedge Funds, Credit Hedge Funds and Private Equity Funds, partially offset by lower incentive income recognized from the Credit Private Equity Funds. Additionally, Fortress had $507 million in undistributed, unrealized incentive income embedded across the funds based on investment valuations at June 30, 2012. Of that $507 million, $62 million has already been included in DE during the first six months of 2012.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors. Accordingly, the revenues and profits in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of June 30, 2012, assets under management (“AUM”) totaled $47.8 billion, up 3% from $46.4 billion as of March 31, 2012 and up 9% from $43.8 billion as of June 30, 2011. During the second quarter of 2012, Fortress recorded $1.7 billion of net client inflows for Logan Circle, had a $0.9 billion increase in its fund valuations, invested $0.4 billion of capital and raised $0.5 billion of capital and equity that was directly added to AUM. These increases to AUM were partially offset by (i) $0.8 billion of capital distributions to investors, (ii) $0.6 billion of Hedge Fund redemptions and (iii) $0.3 billion of RCA payments to Credit Hedge Fund investors. As of June 30, 2012 Fortress had $7.4 billion of dry powder, primarily in Credit Private Equity funds, which will generally be added to AUM and generate management fees when invested.

BUSINESS SEGMENT RESULTS

Below is a discussion of second quarter 2012 segment results and business highlights.

Private Equity:

•	Fund portfolio investment valuations increased 5.4% in the second quarter of 2012, bringing year-to-date appreciation to 10.5%

•

Raised $267 million of permanent equity capital in the second quarter for Newcastle Investment Corp.; subsequent to quarter end raised an additional $167 million, bringing total equity raised since the beginning of 2011 to over $645 million

•

Announced an agreement to sell the commercial real estate lending and primary servicing businesses of CW Financial Services to Walker & Dunlop (NYSE: WD), for approximately $80 million in cash and $140 million in stock. Pending the transaction’s close, Fortress’s Private Equity and Credit funds will become Walker & Dunlop’s largest shareholder

•	Subsequent to quarter end, launched a new Private Equity fund focused on investments in mortgage servicing rights, which is expected to close in August with over $500 million in total commitments

•	Subsequent to quarter end, entered into agreement to sell RailAmerica to Genesee & Wyoming (NYSE: GWR) for an all cash purchase price of $27.50 per share

(See supplemental data on page 17 for more detail on Private Equity results)

The Private Equity business, which includes Private Equity Funds and Castles, had pre-tax DE of $27 million for the second quarter, a slight decrease from $29 million in the first quarter. Year-to-date pre-tax DE for the segment was $56 million, down $6 million from the same time period in 2011, largely due to lower Private Equity Fund management fees that resulted from changes in the basis on which these fees are calculated in three funds, partially offset by higher Private Equity Fund incentive income. The majority of this incentive income was attributable to a $6 million reversal of previously recognized claw-back reserves recorded for Fund II.

Private Equity investment performance in the second quarter was again strong, with valuations in underlying investments increasing by 5.4%, outpacing major indices including the S&P 500 and the MSCI World Index, which declined by approximately 3% and 6%, respectively, in the second quarter. Year-to-date through June 30, 2012, Private Equity fund investments appreciated by 10.5%. Aggregate public company investments appreciated 18% in the second quarter, highlighted by a 50% increase for Nationstar Mortgage Holdings LLC (NYSE: NSM), one of the nation’s leading mortgage servicers. Nationstar completed an IPO in March of this year. In addition, investments in GAFGAH (Xetra: GFJ) and RailAmerica (NYSE: RA) both appreciated by 13% during the second quarter. In July 2012, Fortress entered into an agreement to sell RailAmerica to Genesee & Wyoming Inc. for an all cash purchase price of $1.4 billion, or $27.50 per share. The proposed sale would generate $835 million of proceeds to Fortress funds and reflect a 2.2 times multiple of cumulative proceeds to invested capital.

During the quarter, fundraising activity was highlighted by the continuation of equity offerings by Newcastle Investment Corp. (NYSE: NCT), a publicly-traded REIT managed by Fortress. Newcastle raised $267 million of permanent capital in the second quarter and an additional $167 million in July, bringing total equity capital raised since the beginning of 2011 to over $645 million. Newcastle has used this capital to make investments in excess mortgage servicing rights, as well as real estate securities and other real estate related assets.

Subsequent to quarter end, the Private Equity business launched a dedicated fund for investments in mortgage servicing rights. Fortress anticipates this fund will close in August with over $500 million in total commitments.

“We followed a strong first quarter with more consistently positive developments—continued valuation gains, strong operating performance at many of our large portfolio companies, a significant pending realization, and substantial new capital commitments to invest in what we believe to be one of the largest and most attractive investment opportunities in the financial services industry today,” said Wes Edens, Fortress co-Chairman and Private Equity CIO. “In each of our main sectors of focus—financial services, senior living, and transportation and infrastructure—we believe prospects are terrific for new and existing investments.”

Credit:

•	Drawbridge Special Opportunities Fund net return of 3.3% for the second quarter of 2012 and 7.6% year-to-date through June 30, 2012

•	Successful close of Fortress Credit Opportunities Fund III and related managed accounts, with $4.3 billion in total commitments

•	Raised over $650 million of third party capital in the second quarter, bringing total capital raised year-to-date to $3.4 billion through June 30, 2012.

•	Called approximately $350 million of dry powder capital for investments during the quarter and distributed over $800 million of capital back to limited partners

•	Fortress was named “Credit-Focused Hedge Fund of the Year” for a second consecutive year by Institutional Investor

(See supplemental data on pages 18-19 for more detail on Credit results)

The Credit business, which includes our Credit Hedge Funds and Credit Private Equity Funds, generated pre-tax DE of $25 million in the second quarter of 2012, which is roughly flat compared to the first quarter. During the quarter, the business recorded $40 million of incentive income, of which $26 million was from the hedge funds and $14 million from the private-equity style funds. The private equity-style incentive income was primarily driven by tax-related distributions in the Credit Opportunities Fund II.

On a year-to-date basis, pre-tax DE of $51 million is down from $86 million compared to the same time period last year. This is largely attributable to fewer realizations in the private-equity style funds.

In our Credit Hedge funds, the Drawbridge Special Opportunities Fund continued to build on its outstanding track record of investment performance, with strong returns in the second quarter. The fund had a net return of 3.3% in the quarter, bringing returns year-to-date through June to 7.6%. Net annualized inception-to-date returns in the fund were 10.7% as of June 30, 2012. Notably, the Credit Hedge Fund segment had $4.6 billion of incentive eligible NAV above performance thresholds as of June 30, 2012.

Fortress’s Credit Private Equity funds continued to generate strong investment performance during the quarter, which contributed to a further increase in unrealized, undistributed incentive income. The Credit Opportunities Fund and Credit Opportunities Fund II had net annualized inception-to-date IRRs through quarter end of 26.9% and 16.9%, respectively. Unrealized, undistributed incentive income rose to $346 million compared with $284 million at the end of the first quarter, reflecting continued appreciation in the value of fund investments in aggregate. Additionally, the team called approximately $350 million of capital for investments and returned $770 million to investors during the quarter. Total Credit Private Equity dry powder—capital committed to the funds but not yet generating management fees—increased $1 billion from the previous quarter to $7.2 billion.

Capital raising across the Credit business has been exceptional with over $3.4 billion in third-party commitments raised in the first six months of 2012. In the second quarter, the Credit business raised over $650 million, highlighted by two large managed accounts which closed out the third set of Credit Opportunities Funds. This fund complex closed with $4.3 billion of committed capital – the largest fund raise at Fortress since 2007. In addition, Fortress is raising a second Japan real estate credit fund that is on pace to attract in excess of $1 billion in total commitments, and a dedicated set of real estate opportunities funds primarily focused on the U.S. and Europe that had total third-party commitments approaching $300 million through July.

“We believe that long-term investment opportunities in the Credit and broader distressed space will be exceptional, given the degree of financial deleveraging that we believe must occur over the next several years,” said Peter Briger, Fortress co-Chairman and Credit co-CIO. “We do not believe that prices today represent particularly attractive opportunities in general, but we believe this is unsustainable. We are disciplined, patient investors, with global sourcing, investment and asset management capabilities. With ample capital to deploy on our investors’ behalf, we believe we are well-positioned to capitalize on complex and idiosyncratic opportunities that emerge as the great financial deleveraging continues to unfold.”

Liquid Hedge Funds:

•	Fortress Macro Fund net return of 8.0% for the first half of 2012 and estimated year-to-date net return of 5.8% through July 27, 2012

•	Fortress Asia Macro Fund net return of 6.8% for the first half of 2012 and estimated year-to-date net return of 8.5% through July 27, 2012

•	Launched new Fortress Convex Asia Funds managed from our Singapore office

•	Raised approximately $180 million in new third-party capital during the quarter

(See supplemental data on page 20 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds generated pre-tax DE of $3 million in the second quarter of 2012, a slight decrease from the previous quarter primarily due to a decline in incentive income. Segment financial results for this quarter and this year reflect a minimal amount of incentive income in these funds, as well as approximately $1.6 billion of total redemptions paid out in the first two quarters of 2012.

Net returns for the six months ended June 30, 2012 for the Macro Funds, Asia Macro Funds and Partners Funds were 8.0%, 6.8% and 1.7%, respectively. Importantly, positive year-to-date fund performance has continued to bring more capital either above or significantly closer to their respective high water marks and thus eligible to generate incentive income. As of June 30, 2012, nearly 95% of capital in the Macro Funds was within 3% of respective high water marks and over 90% of Asia Macro Fund capital exceeded its respective high water marks.

Liquid Hedge Fund AUM declined 9% in the quarter to $4.4 billion, primarily due to $700 million in capital outflows to investors of the Fortress Commodities Funds which closed during the second quarter of 2012. As of June 30, 2012, there were $0.5 billion of Liquid Hedge Fund redemption notices outstanding, which will be paid out in future periods.

In May 2012, Fortress launched the Fortress Convex Asia Funds, with an initial close of $53 million in total capital contributions. The investment team for the Funds is based out of Singapore and focus on managing volatility-based strategies that are constructed to deliver low returns in normal market environments and outsized positive returns in periods of heightened capital markets volatility or dislocation.

“We built on strong first quarter investment returns in both our Fortress Macro and Fortress Asia Macro funds, and our year-to-date returns through July position us for a very solid 2012,” said Mike Novogratz, Fortress Principal and co-CIO of Macro Funds. “We expect that our tactical trading focus will continue to align well with opportunities in this dynamic market, and we are optimistic about our ability to deliver strong absolute returns for our investors.”

Logan Circle:

•	12 out of 15 strategies have outperformed their respective benchmarks in the first six months of 2012

•	Total traditional fixed income AUM rose to $18.1 billion as of quarter end, an increase of 40% from the second quarter of 2011

•	Net inflows of $1.7 billion in the second quarter of 2012, bringing year-to-date inflows to $4.0 billion through June 30, 2012

(See supplemental data on page 21 for more detail on Logan Circle results)

The traditional asset management business, Logan Circle, generated a pre-tax DE loss of $2 million in the second quarter of 2012, compared to a pre-tax DE loss of $3 million in the first quarter of 2012. The improved results were primarily due to positive net client flows and a decrease in operating expenses quarter-over-quarter. Compared to the second quarter of 2011, pre-tax DE loss improved by $2 million primarily due to an increase in management fees driven by a $5.2 billion increase in assets under management.

Investment performance has been strong in the first half of 2012, with 12 of Logan Circle’s 15 strategies outperforming their respective benchmarks. Since inception, 14 of Logan Circle’s 15 strategies have outperformed their respective benchmarks and 8 are ranked in the top quartile of performance for their competitor universe.

Logan Circle had $18.1 billion in AUM at the end of the quarter, an increase of 13% compared to the previous quarter and a 40% increase compared to the second quarter of 2011. The $2 billion quarterly increase in AUM was primarily driven by net client inflows of $1.7 billion. In the two years since Fortress completed the acquisition and launched the traditional asset management business, Logan Circle’s AUM has grown 58%.

“Based on the strength of our investment performance, we continued to see significant demand for our strategies from a growing number of large institutional investors,” said Jude Driscoll, CEO and CIO of Logan Circle. “This demand has translated into strong net inflows, record AUM, and a robust pipe-line of new prospective investors. We believe that our firm will continue to benefit from our position as a leading long-only fixed-income boutique, with a strong investment track record, and a management team with extensive experience across cycles. Building on the momentum from recent quarters remains a key focus, and we believe that we are well-positioned to broaden and deepen our investor relationships and capture market share in the coming quarters.”

Principal Investments:

The Principal Investments segment, which is comprised of Fortress’s investments in its own funds, generated a pre-tax DE loss of $3 million for the quarter ended June 30, 2012 as compared to a pre-tax DE loss of $8 million in the second quarter of 2011. The $5 million improvement is largely a result of lower foreign exchange losses and positive performance from our hedge fund investments.

As of June 30 2012, Principal Investments had segment assets (excluding cash and cash equivalents) totaling $1.1 billion, flat compared to March 31, 2012. As of June 30, 2012, Fortress had a total of $156 million of outstanding commitments to its funds.

In addition, as of June 30, 2012, the net asset value of Fortress’s Principal Investments exceeded its segment cost basis by $367 million, representing net unrealized gains that have not yet been recognized for segment reporting purposes. This is up 7%, or $25 million, from March 31, 2012.

LIQUIDITY & CAPITAL

As of June 30, 2012, Fortress had cash and cash equivalents of $184 million, down from $249 million as of March 31, 2012 primarily due to the repayment of debt obligations.

At quarter end, Fortress had outstanding debt obligations of $189 million, down from $253 million in the first quarter due to scheduled payments made during the second quarter. The weighted average funding cost of the debt is 6.2%.

DIVIDEND

Fortress’s Board of Directors declared a second quarter 2012 dividend of $0.05 per share. The dividend will be paid on August 20, 2012 to holders of record as of the close of business on August 15, 2012.

The declaration and payment of any distributions are at the sole discretion of the Board of Directors, which may decide to change its distribution policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

Distributable earnings, or DE, is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Castles, Credit Hedge Funds, Credit Private Equity Funds, Liquid Hedge Funds, Logan Circle and Principal Investments. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of DE, see note 11 in the financial statements included in the Company’s most recent annual report, or note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, August 2, 2012 at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-717-3044 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Second Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Thursday, August 9, 2012 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “10076418.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $47.8 billion in assets under management as of June 30, 2012. Fortress applies its deep experience and specialized expertise across a range of investment strategies—private equity, credit, liquid hedge funds and traditional fixed income—on behalf of over 1,400 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance, the amount and source of expected capital commitments, the amount of redemptions and the expected sales of RailAmerica and CW Financial Services. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

For U.S. federal income tax purposes, the dividend declared in August 2012 will be treated as a partnership distribution. Based on the best information currently available, when calculating withholding taxes, 2.50 cents of the per share dividend will be treated as U.S. source interest income. Accordingly, for non-U.S. holders of Class A shares, unless an exception to withholding tax applies, the dividend will be subject to a U.S. federal withholding tax of 0.75 cents per share. Non-U.S. holders of Class A shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on certain types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. In addition, non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Management fees: affiliates	$117,834	$116,048	$224,129	$234,916
Management fees: non-affiliates	10,383	14,375	21,772	28,776
Incentive income: affiliates	24,216	14,531	33,018	29,607
Incentive income: non-affiliates	469	7	776	985
Expense reimbursements from affiliates	45,079	43,645	88,681	87,987
Other revenues	1,067	1,210	2,330	4,362

	199,048	189,816	370,706	386,633

Expenses
Interest expense	4,135	4,640	8,502	9,300
Compensation and benefits	172,467	161,398	355,846	376,833
Principals agreement compensation (expired in 2011)	—	237,367	—	472,126
General, administrative and other	32,695	35,198	62,361	75,380
Depreciation and amortization (including impairment)	3,258	3,267	6,736	6,347

	212,555	441,870	433,445	939,986

Other Income (Loss)
Gains (losses)	7,148	(6,759)	31,770	(11,522)
Tax receivable agreement liability adjustment	—	—	(6,935)	(116)
Earnings (losses) from equity method investees	23,143	18,497	58,383	90,900

	30,291	11,738	83,218	79,262

Income (Loss) Before Income Taxes	16,784	(240,316)	20,479	(474,091)
Income tax benefit (expense)	(2,528)	(5,786)	(30,370)	(27,205)

Net Income (Loss)	$14,256	$(246,102)	$(9,891)	$(501,296)

Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	$9,347	$(151,566)	$14,740	$(303,328)

Net Income (Loss) Attributable to Class A Shareholders	$4,909	$(94,536)	$(24,631)	$(197,968)

Dividends Declared Per Class A Share	$0.05	$—	$0.10	$—

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.02	$(0.52)	$(0.12)	$(1.10)

Net income (loss) per Class A share, diluted	$(0.12)	$(0.56)	$(0.13)	$(1.11)

Weighted average number of Class A shares outstanding, basic	216,145,015	184,952,566	208,077,683	183,018,516

Weighted average number of Class A shares outstanding, diluted	516,418,867	490,810,317	516,111,391	490,634,345

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Cash and cash equivalents	$184,174	$333,166
Due from affiliates	269,795	298,689
Investments	1,136,030	1,079,777
Deferred tax asset	378,100	400,196
Other assets	104,106	108,858

	$2,072,205	$2,220,686

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$148,649	$247,024
Due to affiliates	329,754	354,158
Deferred incentive income	233,811	238,658
Debt obligations payable	189,278	261,250
Other liabilities	50,782	57,204

	952,274	1,158,294

Commitments and Contingencies

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 215,174,918 and 189,824,053 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 300,273,852 and 305,857,751 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	—	—
Paid-in capital	2,036,124	1,972,711
Retained earnings (accumulated deficit)	(1,508,751)	(1,484,120)
Accumulated other comprehensive income (loss)	(1,957)	(1,160)

Total Fortress shareholders’ equity	525,416	487,431
Principals’ and others’ interests in equity of consolidated subsidiaries	594,515	574,961

Total Equity	1,119,931	1,062,392

	$2,072,205	$2,220,686

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended June 30, 2012 and 2011

	Three Months Ended June 30, 2012
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - April 1, 2012	$46,432	$10,029	$3,210	$4,840	$6,011	$6,258	$16,084	$—
Capital raised	236	—	—	181	49	6	—	—
Equity raised (Permanent capital vehicles)	267	—	267	—	—	—	—	—
Increase in invested capital	372	23	—	—	—	349	—	—
Redemptions	(636)	—	—	(625)	(11)	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions 5	(304)	—	—	—	(304)	—	—	—
Return of capital distributions	(850)	(17)	—	—	(63)	(770)	—	—
Adjustment for reset date	(323)	—	—	—	—	(323)	—	—
Crystallized Incentive Income	—	—	—	—	—	—	—	—
Net Client Flows	1,699	—	—	—	—	—	1,699	—
Income (loss) and foreign exchange	895	401	(87)	2	177	73	329	—

AUM - Ending Balance	$47,788	$10,436	$3,390	$4,398	$5,859	$5,593	$18,112	$—
Third-Party Capital Raised	$1,103	$—	$267	$181	$49	$606	$—	$—

Segment Revenues
Management fees	$114	$29	$13	$19	$26	$21	$6	$—
Incentive income	47	3	—	4	26	14	—	—

Total	161	32	13	23	52	35	6	—

Segment Expenses
Operating expenses	$(81)	$(10)	$(7)	$(17)	$(16)	$(23)	$(8)	$—
Profit sharing compensation expenses	(24)	(1)	—	(3)	(12)	(8)	—	—

Total	(105)	(11)	(7)	(20)	(28)	(31)	(8)	—

Fund Management DE (before Principal Performance Payments)	56	21	6	3	24	4	(2)	—

Principal Performance Payments	(3)	—	—	—	(3)	—	—	—

Fund Management DE	53	21	6	3	21	4	(2)	—

Investment Income	1							1
Interest Expense	(4)							(4)

Pre-tax Distributable Earnings	$50	$21	$6	$3	$21	$4	$(2)	$(3)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.09

	Three Months Ended June 30, 2011
	Total	Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)		Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM - April 1, 2011	$43,107	$10,016	$3,228	$6,303	$6,545	$4,531	$12,484	$—
Capital raised	635	—	—	519	79	37	—	—
Equity raised (Permanent capital vehicles)	—	—	—	—	—	—	—	—
Increase in invested capital	939	215	—	—	50	674	—	—
Redemptions	(182)	—	—	(179)	(3)	—	—	—
SPV distributions	—	—	—	—	—	—	—	—
RCA distributions 5	(386)	—	—	—	(386)	—	—	—
Return of capital distributions	(496)	(112)	—	—	(55)	(329)	—	—
Adjustment for reset date	—	—	—	—	—	—	—	—
Crystallized Incentive Income	(3)	—	—	(3)	—	—	—	—
Net Client Flows	162	—	—	—	—	—	162	—
Income (loss) and foreign exchange	47	(140)	49	(319)	144	28	285	—

AUM - Ending Balance	$43,823	$9,979	$3,277	$6,321	$6,374	$4,941	$12,931	$—
Third-Party Capital Raised	$811	$51	$—	$519	$204	$37	$—	$—

Segment Revenues
Management fees	$131	$36	$14	$29	$30	$17	$5	$—
Incentive income	20	—	—	(19)	16	23	—	—

Total	151	36	14	10	46	40	5	—
Segment Expenses
Operating expenses	$(79)	$(8)	$(7)	$(18)	$(28)	$(9)	$(9)	$—
Profit sharing compensation expenses	(17)	—	—	2	(7)	(12)	—	—
Unallocated Expenses	(1)

Total	(97)	(8)	(7)	(16)	(35)	(21)	(9)	—

Fund Management DE	54	28	7	(6)	11	19	(4)	—

Investment Income	(3)							(3)
Interest Expense	(5)							(5)

Pre-tax Distributable Earnings	$46	$28	$7	$(6)	$11	$19	$(4)	$(8)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.09

[5]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-b

Supplemental Data for the Six Months Ended June 30, 2012 and 2011

	Six Months Ended June 30, 2012
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM – January 1, 2012	$43,713	$9,285	$3,181	$5,515	$5,976	$6,232	$13,524	$—
Capital raised	495	—	—	280	116	99	—	—
Equity raised (Permanent capital vehicles)	267	—	267	—	—	—	—	—
Increase in invested capital	828	67	—	—	20	741	—	—
Redemptions	(1,633)	—	—	(1,622)	(11)	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions [6]	(516)	—	—	—	(516)	—	—	—
Return of capital distributions	(1,250)	(20)	—	—	(78)	(1,152)	—	—
Adjustment for reset date	(323)	—	—	—	—	(323)	—	—
Crystallized Incentive Income	(71)	—	—	(1)	(70)	—	—	—
Net Client Flows	3,955	—	—	—	—	—	3,955	—
Income (loss) and foreign exchange	2,323	1,104	(58)	226	422	(4)	633	—

AUM – Ending Balance	$47,788	$10,436	$3,390	$4,398	$5,859	$5,593	$18,112	$—
Third-Party Capital Raised	$4,015	$29	$267	$280	$116	$3,323	$—	$—

Segment Revenues
Management fees	$232	$59	$27	$39	$52	$43	$12	$—
Incentive income	99	8	—	10	56	25	—	—

Total	331	67	27	49	108	68	12	—

Segment Expenses
Operating expenses	$(163)	$(21)	$(14)	$(34)	$(32)	$(45)	$(17)	—
Profit sharing compensation expenses	(52)	(3)	—	(7)	(26)	(16)	—	—

Total	(215)	(24)	(14)	(41)	(58)	(61)	(17)	—

Fund Management DE (before Principal Performance Payments)	116	43	13	8	50	7	(5)	—

Principal Performance Payments	(7)	—	—	(1)	(6)	—	—	—

Fund Management DE	109	43	13	7	44	7	(5)	—

Investment Income	6							6
Interest Expense	(8)							(8)

Pre-tax Distributable Earnings	$107	$43	$13	$7	$44	$7	$(5)	$(2)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.20

	Six Months Ended June 30, 2011
		Private Equity		Liquid Hedge Funds	Credit Funds		Logan Circle	Principal Investments
(in millions)	Total	Funds	Castles		Hedge Funds	PE Funds
Assets Under Management
AUM – January 1, 2011	$44,613	$11,923	$3,037	$6,355	$6,773	$4,817	$11,708	$—
Capital raised	1,158	—	—	849	228	81	—	—
Equity raised (Permanent capital vehicles)	98	—	98	—	—	—	—	—
Increase in invested capital	1,398	215	—	6	50	1,127	—	—
Redemptions	(796)	—	—	(651)	(145)	—	—	—
SPV distribution	—	—	—	—	—	—	—	—
RCA distributions [6]	(810)	—	—	—	(810)	—	—	—
Return of capital distributions	(1,443)	(313)	—	—	(60)	(1,070)	—	—
Adjustment for reset date	(1,997)	(1,997)	—	—	—	—	—	—
Crystallized Incentive Income	(160)	—	—	(69)	(91)	—	—	—
Equity buyback	(19)	—	(19)	—	—	—	—	—
Net Client Flows	707	—	—	—	—	—	707	—
Income (loss) and foreign exchange	1,074	151	161	(169)	429	(14)	516	—

AUM – Ending Balance	$43,823	$9,979	$3,277	$6,321	$6,374	$4,941	$12,931	$—
Third-Party Capital Raised	$1,362	$51	$—	$849	$353	$109	$—	$—

Segment Revenues
Management fees	$257	$71	$26	$56	$61	$33	$10	$—
Incentive income	138	1	—	3	54	80	—	—

Total	395	72	26	59	115	113	10	—
Segment Expenses
Operating expenses	$(172)	$(22)	$(14)	$(39)	$(62)	$(16)	$(19)	—
Profit sharing compensation expenses	(75)	—	—	(11)	(24)	(40)	—	—

Unallocated Expenses	1

Total	246	(22)	(14)	(50)	(86)	(56)	(19)	—

Fund Management DE	149	50	12	9	29	57	(9)	—

Investment Income	9							9
Interest Expense	(9)							(9)

Pre-tax Distributable Earnings	$149	$50	$12	$9	$29	$57	$(9)	$—

Pre-tax Distributable Earnings per Dividend Paying Share	$0.28

[6]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended		Six Months Ended June 30, 2012
Fortress	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012
Assets Under Management
Private Equity & Castles	$13,244	$13,256	$12,708	$12,466	$12,466	$13,239	$13,826	$13,826
Liquid Hedge Funds	6,303	6,321	6,165	5,515	5,515	4,840	4,398	4,398
Credit Hedge Funds	6,545	6,374	6,214	5,976	5,976	6,011	5,859	5,859
Credit Private Equity Funds	4,531	4,941	5,619	6,232	6,232	6,258	5,593	5,593
Logan Circle	12,484	12,931	12,913	13,524	13,524	16,084	18,112	18,112

AUM – Ending Balance	$43,107	$43,823	$43,619	$43,713	$43,713	$46,432	$47,788	$47,788

Third-Party Capital Raised	$649	$811	$899	$1,818	$4,177	$2,912	$1,103	$4,015

Segment Revenues
Management fees	$126	$131	$131	$121	$509	$118	$114	$232
Incentive income	118	20	14	46	198	52	47	99

Total	244	151	145	167	707	170	161	331

Segment Expenses
Operating expenses	(93)	(79)	(83)	(89)	(344)	(82)	(81)	(163)
Profit sharing compensation expenses	(58)	(17)	(11)	(25)	(111)	(28)	(24)	(52)
Unallocated expenses	2	(1)	—	—	1	—	—	—

Total	(149)	(97)	(94)	(114)	(454)	(110)	(105)	(215)

Fund Management DE (before Principal Performance Payments)	95	54	51	53	253	60	56	116

Principal Performance Payments	—	—	—	—	—	(4)	(3)	(7)

Fund Management DE	$95	$54	$51	$53	$253	$56	$53	$109

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended		Six Months Ended June 30, 2012
Private Equity Funds & Castles	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012
Assets Under Management
Private Equity Funds	$10,016	$9,979	$9,471	$9,285	$9,285	$10,029	$10,436	$10,436
Castles	3,228	3,277	3,237	3,181	3,181	3,210	3,390	3,390

AUM - Ending Balance	$13,244	$13,256	$12,708	$12,466	$12,466	$13,239	$13,826	$13,826

Third-Party Capital Raised	$98	$51	$122	$—	$271	$29	$267	$296

Segment Revenues
Management fees	$47	$50	$44	$44	$185	$44	$42	$86
Incentive income	1	—	(3)	—	(2)	5	3	8

Total	48	50	41	44	183	49	45	94
Segment Expenses
Operating expenses	(21)	(15)	(15)	(15)	(66)	(18)	(17)	(35)
Profit sharing compensation expenses	—	—	1	—	1	(2)	(1)	(3)

Total	(21)	(15)	(14)	(15)	(65)	(20)	(18)	(38)

Fund Management DE (before Principal Performance Payments)	27	35	27	29	118	29	27	56

Principal Performance Payments	—	—	—	—	—	—	—	—

Fund Management DE	$27	$35	$27	$29	$118	$29	$27	$56

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended		Six Months Ended June 30, 2012
Credit Hedge Funds	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012
Assets Under Management
Drawbridge Special Opportunities Funds [7]	$5,341	$5,272	$5,227	$5,165	$5,165	$5,209	$5,168	$5,168
Value Recovery Funds [8]	1,204	1,102	987	811	811	802	691	691

AUM - Ending Balance	$6,545	$6,374	$6,214	$5,976	$5,976	$6,011	$5,859	$5,859

Third-Party Capital Raised	$149	$204	$60	$21	$434	$67	$49	$116

Segment Revenues
Management fees	$31	$30	$35	$26	$122	$26	$26	$52
Incentive income	38	16	(4)	28	78	30	26	56

Total	69	46	31	54	200	56	52	108
Segment Expenses
Operating expenses	(34)	(28)	(33)	(33)	(128)	(16)	(16)	(32)
Profit sharing compensation expenses	(17)	(7)	1	(12)	(35)	(14)	(12)	(26)

Total	(51)	(35)	(32)	(45)	(163)	(30)	(28)	(58)

Fund Management DE (before Principal Performance Payments)	18	11	(1)	9	37	26	24	50

Principal Performance Payments	—	—	—	—	—	(3)	(3)	(6)

Fund Management DE	$18	$11	$(1)	$9	$37	$23	$21	$44

Net Returns [9]
Drawbridge Special Opportunities LP	4.9%	2.2%	-0.8%	4.3%	10.9%	4.2%	3.3%	7.6%
Drawbridge Special Opportunities Ltd.	5.8%	2.9%	0.2%	2.2%	11.5%	4.8%	3.0%	7.9%

[7]	Combined AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[8]

Fortress will receive management fees from these funds equal to 1% of cash receipts and up to 1% per annum on certain managed assets, subject to collectability, and may receive limited incentive income if aggregate realizations exceed an agreed threshold.

[9]

The performance data contained herein reflects returns for a "new issue eligible," single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. Specific performance may vary based on, among other things, whether fund investors are invested in one or more special investments. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding the performance of the redeeming capital accounts which relate to December 31, 2008, December 31, 2009, December 31, 2010, and December 31, 2011 redemptions.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended		Six Months Ended June 30, 2012
Credit Private Equity Funds	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012
Assets Under Management
Long Dated Value Funds [10]	$619	$575	$574	$563	$563	$564	$555	$555
Real Assets Funds	141	123	118	112	112	102	92	92
Fortress Credit Opportunities Funds [11]	2,885	3,329	3,971	4,599	4,599	4,610	4,246	4,246
Japan Opportunity Funds [12]	886	914	956	958	958	982	700	700

AUM — Ending Balance	$4,531	$4,941	$5,619	$6,232	$6,232	$6,258	$5,593	$5,593

Third-Party Capital Raised	$72	$37	$425	$1,620	$2,154	$2,717	$606	$3,323

Segment Revenues
Management fees	$16	$17	$19	$21	$73	$22	$21	$43
Incentive income	57	23	20	18	118	11	14	25

Total	73	40	39	39	191	33	35	68

Segment Expenses
Operating expenses	(7)	(9)	(7)	(11)	(34)	(22)	(23)	(45)
Profit sharing compensation expenses	(28)	(12)	(8)	(8)	(56)	(8)	(8)	(16)

Total	(35)	(21)	(15)	(19)	(90)	(30)	(31)	(61)

Fund Management DE (before Principal Performance Payments)	38	19	24	20	101	3	4	7

Principal Performance Payments	—	—	—	—	—	—	—	—

Fund Management DE	$38	$19	$24	$20	$101	$3	$4	$7

[10]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.

[11]

Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlement Fund, Life Settlement Fund MA, SIP managed account, Real Estate Opportunities Fund and Real Estate Opportunities REOC Fund.

[12]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar) and Japan Opportunity Fund II (Yen).

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended		Six Months Ended June 30, 2012
Liquid Hedge Funds	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012
Assets Under Management
Fortress Macro Funds [13]	$3,258	$3,143	$3,086	$2,584	$2,584	$2,429	$2,417	$2,417
Fortress Convex Asia Funds [14]	—	—	—	—	—	—	26	26
Drawbridge Global Macro Funds [15]	422	406	386	392	392	398	410	410
Fortress Commodities Funds [16]	1,111	1,189	1,064	875	875	473	—	—
Fortress Asia Macro Funds [17]	23	108	189	208	208	211	235	235
Fortress Partners Funds [18]	1,489	1,475	1,440	1,456	1,456	1,329	1,310	1,310

AUM — Ending Balance	$6,303	$6,321	$6,165	$5,515	$5,515	$4,840	$4,398	$4,398

Third-Party Capital Raised	$330	$519	$292	$177	$1,318	$99	$181	$280

Segment Revenues
Management fees	$27	$29	$28	$25	$109	$20	$19	$39
Incentive income	22	(19)	1	—	4	6	4	10

Total	49	10	29	25	113	26	23	49
Segment Expenses
Operating expenses	(21)	(18)	(19)	(20)	(78)	(17)	(17)	(34)
Profit sharing compensation expenses	(13)	2	(5)	(5)	(21)	(4)	(3)	(7)

Total	(34)	(16)	(24)	(25)	(99)	(21)	(20)	(41)

Fund Management DE (before Principal Performance Payments)	15	(6)	5	—	14	5	3	8

Principal Performance Payments	—	—	—	—	—	(1)	—	(1)

Fund Management DE	$15	$(6)	$5	$—	$14	$4	$3	$7

Net Returns [19]
Fortress Macro Fund Ltd	1.9%	-5.4%	-3.9%	-2.2%	-9.3%	6.2%	1.7%	8.0%
Drawbridge Global Macro Fund Ltd	1.7%	-6.0%	-4.0%	-2.4%	-10.5%	5.8%	1.4%	7.3%
Fortress Commodities Fund L.P.	3.0%	-6.4%	4.7%	-8.9%	-8.0%	-8.7%	-4.1%	-12.5%
Fortress Asia Macro Fund Ltd [20]	3.5%	-1.0%	-3.6%	5.0%	3.6%	5.8%	0.9%	6.8%
Fortress Convex Asia Fund Ltd [21]	N/A	N/A	N/A	N/A	N/A	N/A	-0.7%	-0.7%
Fortress Partners Fund LP [22]	3.3%	-0.1%	-3.0%	0.4%	0.5%	3.1%	-1.3%	1.7%
Fortress Partners Offshore Fund L.P. [22]	3.2%	-0.1%	-4.6%	-0.5%	-2.1%	2.4%	-0.3%	2.1%

[13]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1 and Fortress Macro managed accounts.
[14]	Combined AUM for Fortress Convex Asia Fund L.P. and Fortress Convex Asia Fund Ltd.
[15]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund L.P.
[16]

Combined AUM for Fortress Commodities Fund L.P., Fortress Commodities Fund Ltd, Fortress Commodities MA1 L.P. and Fortress Commodities managed accounts. The Fortress Commodities Funds were closed in May 2012.

[17]	Combined AUM for Fortress Asia Macro Fund Ltd and Fortress Asia Macro Fund LP.
[18]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund L.P.
[19]

The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.

[20]

The 2011 returns represent returns for Class B investors; Class B is now closed to new investors. The 2012 returns represent returns for Class A investors. Certain fees payable by investors in Class B differ from the fees payable by the investors in Class A that remains open, and the returns for the different classes will vary.

[21]	The Fortress Convex Asia Funds were launched on May 1, 2012. Accordingly, the three months and six months ended June 30, 2012 returns represent the two month period from May 1, 2012 to June 30, 2012.
[22]

The returns for the Fortress Partners Funds include gains and losses from special investments. Investors’ specific performance may vary dependent upon their ownership in one or more special investments.

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months Ended		Six Months Ended June 30, 2012
Logan Circle	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012
Assets Under Management
AUM — Ending Balance	$12,484	$12,931	$12,913	$13,524	$13,524	$16,084	$18,112	$18,112

Net Client Flows	$545	$162	$(231)	$365	$841	$2,256	$1,699	$3,955

Segment Revenues
Management fees	$5	$5	$5	$5	$20	$6	$6	$12
Incentive income	—	—	—	—	—	—	—	—

Total	5	5	5	5	20	6	6	12

Segment Expenses
Operating expenses	(10)	(9)	(9)	(10)	(38)	(9)	(8)	(17)
Profit sharing compensation expenses	—	—	—	—	—	—	—	—

Total	(10)	(9)	(9)	(10)	(38)	(9)	(8)	(17)
Fund Management DE	$(5)	$(4)	$(4)	$(5)	$(18)	$(3)	$(2)	$(5)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management De,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended					Three Months Ended		Six Months Ended June 30, 2012
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	Full Year 2011	March 31, 2012	June 30, 2012
GAAP Net Income (Loss)	$(255)	$(246)	$(382)	$(234)	$(1,117)	$(24)	$14	$(10)
Principals’ and Others’ Interests in Income (Losses) of Consolidated Subsidiaries	152	151	240	142	685	(6)	(9)	(15)

GAAP Net Income (Loss) Attributable to Class A Shareholders	$(103)	$(95)	$(142)	$(92)	$(432)	$(30)	$5	$(25)

Private Equity incentive income	47	9	7	(19)	44	3	(7)	(4)
Hedge Fund incentive income	53	(3)	(4)	(46)	—	36	26	62
Reserve for clawback	—	—	(5)	—	(5)	4	2	6
Distributions of earnings from equity method investees	7	1	2	1	11	2	—	2
Losses (earnings) from equity method investees	(66)	(17)	62	(13)	(34)	(31)	(21)	(52)
Losses (gains) on options	1	1	6	(3)	5	(4)	—	(4)
Losses (gains) on other Investments	5	4	9	5	23	(20)	(7)	(27)
Impairment of investments	—	(1)	(2)	(1)	(4)	—	—	—
Adjust income from the receipt of options	(7)	—	(6)	—	(13)	—	(13)	(13)
Mark-to-market of contingent consideration in business combination	(1)	(2)	—	—	(3)	—	—	—
Amortization of intangible assets and impairment of goodwill	1	—	21	—	22	—	—	—
Employee, Principal and director compensation	64	59	58	54	235	58	55	113
Principals’ forfeiture agreement expense (expired in 2011)	235	237	280	299	1,051	—	—	—
Adjust non-controlling interests related to Fortress Operating Group units	(154)	(153)	(240)	(144)	(691)	4	7	11
Tax receivable agreement liability reduction	—	—	—	(3)	(3)	7	—	7
Taxes	21	6	(3)	12	36	28	3	31

Pre-tax Distributable Earnings	$103	$46	$43	$50	$242	$57	$50	$107

Investment Loss (income)	(12)	3	3	(2)	(8)	(5)	(1)	(6)
Interest Expense	4	5	5	5	19	4	4	8

Fund Management DE	$95	$54	$51	$53	$253	$56	$53	$109

GAAP Revenues	$197	$190	$195	$277	$859	$172	$199	$371

Adjust management fees	—	—	—	(1)	(1)	—	—	—
Adjust incentive income	102	6	(1)	(66)	41	43	21	64
Adjust income from the receipt of options	(7)	—	(6)	—	(13)	—	(13)	(13)
Other revenues	(48)	(45)	(43)	(43)	(179)	(45)	(46)	(91)

Segment Revenues	$244	$151	$145	$167	$707	$170	$161	$331

GAAP Expenses	$498	$442	$501	$514	$1,955	$221	$212	$433

Adjust interest expense	(4)	(5)	(5)	(5)	(19)	(4)	(4)	(8)
Adjust employee, Principal and director compensation	(64)	(59)	(58)	(54)	(235)	(58)	(55)	(113)
Adjust Principals’ forfeiture agreement expense (expired in 2011)	(235)	(237)	(280)	(299)	(1,051)	—	—	—
Adjust amortization of intangible assets and impairment of goodwill	(1)	—	(21)	—	(22)	—	—	—
Adjust expense reimbursements from affiliates	(44)	(44)	(42)	(42)	(172)	(44)	(45)	(89)
Adjust Principal Performance Payments	—	—	—	—	—	(4)	(3)	(7)
Other	(1)	—	(1)	—	(2)	(1)	—	(1)

Segment Expenses	$149	$97	$94	$114	$454	$110	$105	$215

“Distributable earnings” is Fortress’s supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;
•	in making operating decisions and assessing the performance of each of the Company’s core businesses;
•	for planning purposes, including the preparation of annual operating budgets; and
•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund Management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Segment Revenues” net of “Segment Expenses.” Fund management DE and its components are used by the Company to analyze and measure the performance of our management business on a stand-alone basis. We define our segment operating margin to be equal to fund management DE divided by segment revenues. We believe that it is useful to provide investors with the opportunity to review our management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	216,145,015	184,952,566	208,077,683	183,018,516

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(1,473,028)	(3,523,061)	(4,850,487)	(6,437,040)
Weighted average fully vested restricted Class A shares	(688,095)	(447,567)	(645,408)	(420,213)

Weighted Average Class A Shares Outstanding	213,983,892	180,981,938	202,581,788	176,161,263

Weighted average restricted Class A shares[23]	705,204	494,616	668,932	473,642
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	1,473,028	3,523,061	4,850,487	6,437,040
Weighted average nonvested restricted Class A share units which are entitled to dividend equivalent payments	6,434,147	14,120,654	6,786,086	14,249,462
Weighted average Fortress Operating Group units	300,273,852	305,857,751	303,037,371	303,790,783
Weighted average Fortress Operating Group RPUs[24]	10,333,334	20,666,667	15,329,671	24,491,713

Weighted Average Class A Shares Outstanding (Used for DEPS)	533,203,457	525,644,687	533,254,335	525,603,903

Weighted average vested and nonvested restricted Class A share units which are not entitled to dividend equivalent payments	21,193,102	25,687,405	20,621,941	25,594,834

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	554,396,559	551,332,092	553,876,276	551,198,737

“Dividend Paying Shares and Units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. It is useful in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, Dividend Paying Shares and Units should be considered only as a supplement to GAAP basic and diluted shares outstanding. The Company’s calculation of Dividend Paying Shares and Units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[23]	Includes both fully vested and nonvested restricted Class A shares.
[24]	Includes both fully vested and nonvested Fortress Operating Group RPUs.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of June 30, 2012		As of December 31, 2011
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$184,174	$184,174	$333,166	$333,166
Investments	1,136,030	1,136,030	1,079,777	1,079,777
Due from Affiliates	269,795	—	298,689	—
Deferred Tax Asset	378,100	—	400,196	—
Other Assets	104,106	—	108,858	—

Assets	2,072,205	1,320,204	2,220,686	1,412,943

Debt Obligations Payable	$189,278	$189,278	$261,250	$261,250
Accrued Compensation and Benefits	148,649	—	247,024	—
Due to Affiliates	329,754	—	354,158	—
Deferred Incentive Income	233,811	—	238,658	—
Other Liabilities	50,782	—	57,204	—

Liabilities	952,274	189,278	1,158,294	261,250

Net	$1,119,931	$1,130,926	$1,062,392	$1,151,693

	GAAP Basic Shares	Dividend Paying Shares and Units	GAAP Basic Shares	Dividend Paying Shares and Units
Class A Shares	214,347	214,347	189,254	189,254
Restricted Class A Shares	828	828	570	570
Fortress Operating Group Units	300,274	300,274	305,858	305,858
Fully Vested Class A Shares—Dividend Paying	—	1,397	—	692
Nonvested Class A Shares—Dividend Paying	—	6,434	—	13,668
Fortress Operating Group RPUs	—	10,333	—	20,666

Shares Outstanding	515,449	533,613	495,682	530,708

Per Share	$2.17	$2.12	$2.14	$2.17

Fortress believes that Net Cash and Investments is a useful supplemental measure because it provides investors with information regarding Fortress’s net investment assets. Net Cash and Investments excludes certain assets (due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities), its utility as a measure of financial position is limited. Accordingly, Net Cash and Investments should be considered only as a supplement to GAAP Book Value as a measure of the Company’s financial position. The Company’s calculation of Net Cash and Investments may be different from the calculation used by other companies and, therefore, comparability may be limited.